UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2009

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 18, 2009, the Company issued two press releases relating to the adjustment of the conversion ratio of its outstanding convertible notes. Copies of the Company’s press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 18, 2009 entitled “PDL BioPharma Announces Conversion Rate Adjustment for Its 2.00% Convertible Senior Notes Due February 15, 2012.”

99.2	Press Release dated September 18, 2009 entitled “PDL BioPharma Announces Conversion Rate Adjustment for Its 2.75% Convertible Subordinated Notes Due August 16, 2023.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christine Larson
Christine Larson
Vice President and Chief Financial Officer

Dated: September 18, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 18, 2009 entitled “PDL BioPharma Announces Conversion Rate Adjustment for Its 2.00% Convertible Senior Notes Due February 15, 2012.”

99.2	Press Release dated September 18, 2009 entitled “PDL BioPharma Announces Conversion Rate Adjustment for Its 2.75% Convertible Subordinated Notes Due August 16, 2023.”